Exhibit 10.19

ONCURE HOLDINGS, INC.

EQUITY INCENTIVE PLAN

Article I.                 Purpose; Definitions.

Section 1.01           Purpose.  The purpose of the Plan is to provide selected eligible employees and directors of, and consultants and independent contractors to, OnCure Holdings, Inc., a Delaware corporation (the “Company”), its subsidiaries and affiliates an opportunity to participate in the Company’s future by offering them equity based incentives in the Company so as to retain, attract and motivate such employees, directors, consultants and independent contractors.

Section 1.02           Definitions.  For purposes of the Plan, the following terms have the following meanings:

(a)           “Administrator” means the Board or any committee thereof appointed pursuant to Section 2.01 to administer the Plan.

(b)           “Affiliate” means a parent or subsidiary corporation, as defined in the applicable provisions (currently Section 424) of the Code.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change of Control” shall mean and include each of the following: (i) the acquisition, in one or more simultaneous transactions or a series of related transactions, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any Person or any group of Persons who constitute a group (within the meaning of Section 13d-3 of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company or (B) a Person or group in which the Controlling Stockholders control, directly or indirectly, 50% or more of the voting power immediately following the transaction, of any securities of the Company such that, as a result of such acquisition, such Person or group beneficially owns (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, 50% or more of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members are not Continuing Directors (except in the case of a capital raising financing transaction by the Company); and (iii) the sale of all or substantially all of the Company’s assets to an entity in which the Controlling Stockholders of the Company do not control, directly or indirectly, 50% or more of the voting power immediately following the transaction.  Notwithstanding the foregoing, no Change of Control shall result by reason of a firm commitment underwritten public offering by the Company of shares of its common stock pursuant to a registration statement on Form S-1, or any successor form, under the Securities Act of 1933.

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor law.

(f)            “Commission” means the Securities and Exchange Commission and any successor agency.

(g)           “Company” means OnCure Holdings, Inc., a Delaware corporation.

(h)           “Continuing Director” shall mean, as of any date of determination, any member of the Board who (a) was a member of the Board on August 18, 2006, or (b) was nominated for election or elected to the Board with the affirmative vote of at least two-thirds (2/3) of the Continuing Directors who were members of the Board at the time of such nomination or election.

(i)            “Controlling Stockholders” means Genstar Capital Partners IV, L.P., a Delaware limited partnership, and Stargen IV, L.P., a Delaware limited partnership and any affiliate thereof.

(j)            “Disability” means that the Optionee qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or, if the Optionee has an employment agreement, the definition of the term provided in such employment agreement.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor law.

(l)            “Fair Market Value” means as of any given date:

(i)                                     If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the closing sales price for the Stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in The Wall Street Journal or similar publication.

(ii)                                  If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported,

the mean between the high bid and low asked prices for the Stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(iii)                               In the absence of an established market for the Stock, as determined in good faith by the Administrator.

(m)          “Immediate Family” means parents, siblings, spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the optionee or any limited liability company substantially all of the members of which are one or more of such persons or the optionee.

(n)           “Incentive Stock Option” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o)           “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(p)           “Option” means an option granted under Article V.

(q)           “Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Option.

(r)            “Person” means any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

(s)           “Plan” means this OnCure Holdings, Inc. Equity Incentive Plan, as amended from time to time.

(t)            “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

(u)           “Stock” means the Common Stock, $.001 par value of the Company, and any successor security.

(v)           “Subsidiary” has the meaning set forth in Section 424 of the Code.

(w)          “Termination” means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, an employee or director of, or a consultant or independent contractor to, the Company, a Subsidiary or an Affiliate.

Article II.               Administration.

Section 2.01           Administrator.  The Plan shall be administered by the Administrator.  For purposes of this Plan, the “Administrator” shall be the Board, unless the Board appoints a committee thereof to act in such capacity.  Appointment of committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the committee shall be filled by the Board.  The Administrator may act only by a majority of its members, except that the Administrator (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Administrator and (ii) so long as not otherwise required for the Plan to comply with Rule 16b-3 (unless the Administrator determines that Rule 16b-3 is not applicable to the Plan), may delegate to one or more officers or directors of the Company authority to grant Options to persons who are not subject to Section 16 of the Exchange Act with respect to Stock.

Section 2.02           Authority.  The Administrator shall grant Options to such individuals as the Administrator shall determine from time to time including but not limited to employees, directors, independent contractors and consultants.  In particular and without limitation, the Administrator, subject to the terms of the Plan, shall:

(a)           select the individuals to whom Options may be granted;

(b)           determine whether and to what extent Options are to be granted under the Plan; and

(c)           determine the terms and conditions of any Option granted consistent with this Plan, based upon factors determined by the Administrator.

Section 2.03           Administrator Determinations Binding.  The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, interpret the terms and provisions of the Plan, any Option and any Option Agreement and otherwise supervise the administration of the Plan.  Any determination made by the Administrator pursuant to the provisions of the Plan with respect to any Option shall be made in its sole discretion at the time of the grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time.  All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Plan participants.

Article III.              Shares Subject to Plan.

Section 3.01           Number of Shares.  The total number of shares of Stock reserved and available for issuance pursuant to Options under the Plan shall equal 5,025,229 shares.  Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the foregoing share limitation.  If any Option terminates or expires without being exercised in full, the shares issuable under such Option shall again be available for grant as Options.

Section 3.02           Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off, sale of substantial assets or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, as may be determined to be appropriate by the Administrator, in its sole discretion; provided, that the number of shares subject to any Option shall always be rounded down to the nearest whole number.  With respect to Options intended to qualify as Incentive Stock Options no adjustments shall be authorized pursuant to this Section 3.02 or any other provision of the Plan to the extent that such adjustment would cause the Option to fail to so qualify.

Section 3.03           Assumed Options.               Notwithstanding anything contained in this Plan to the contrary, in the case of any Option granted in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate, (i) shares of Stock issued or issuable in connection with such substitute Option shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business, and (ii) subject to compliance with the requirements of for substitution and assumption of options under Section 424 of the Code and the regulations issued thereunder, the exercise price of any such substitute Option may be less than Fair Market Value on the date of grant of the substitute Option.

Article IV.              Eligibility.

Section 4.01           Eligibility.  Options may be granted to such individuals as the Administrator shall select, including but not limited to officers, employees and directors of, and consultants and independent contractors to, the Company, its Subsidiaries and Affiliates.

Section 4.02           Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States who are eligible to participate in the Plan; (iii) modify the terms and conditions of any Option granted outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the number of shares available under the Plan under Section 3.01; and (v) take any action, before or after an Option is granted, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

Article V.               Options.

Section 5.01           Types.  Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve.  The Administrator shall have the authority to grant to any participant Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 424 of the Code) or Subsidiaries.  Any portion of an Option that does not qualify as an Incentive Stock Option shall constitute a Non-Qualified Stock Option.

Section 5.02           Terms and Conditions.  Options granted under the Plan shall be subject to the following terms and conditions:

(a)           Applicable Option Agreements.  As soon as practicable after the date of an Option grant, the Company and the participant shall enter into a written Option Agreement specifying the date of grant, the terms and conditions of the Option.  Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

(b)           Option Term.  The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the date the Option is granted.  If, at the time the Company grants an Incentive Stock Option the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Affiliate of the Company, the Incentive Stock Option shall not be exercisable more than five years after the date of grant.

(c)           Grant Date.  The Company may grant Options under the Plan at any time and from time to time before the Plan terminates.  The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Administrator to grant the Option; provided, that no Option may be exercised prior to execution of the applicable Option Agreement.  However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

(d)           Exercise Price.  The exercise price per share of common stock purchasable under an Option shall be equal at least to the Fair Market Value on the date of grant; provided, that if at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Affiliate of the Company, the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

(e)           Exercisability.  Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Option Agreement evidencing the Option.  The Administrator, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.  In the event of Termination, Options held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time during the period specified for post-termination exercise in the Option Agreement (but in no event after the expiration date of the Option), but not thereafter.

(f)            Method of Exercise; Payment.  To the extent the right to purchase shares has accrued and the Option has vested, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.  The exercise price may be paid in (i) cash, (ii) by check, (iii) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, or (iv) with the consent of the Administrator, surrender of a number of shares of Stock with a Fair Market Value equal to the exercise price.

(g)           No Disqualification.  Notwithstanding any other provision in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

Section 5.03           Tax Withholding.  The participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Administrator in its sole discretion determines to result upon exercise of an Option or from a transfer or other disposition of shares acquired upon exercise of an Option.

Article VI.              Change of Control.

In the event of a Change of Control, the following provisions shall apply:

(a)           in its sole and absolute discretion, the Administrator may provide that all Options outstanding as of the date of such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested; and

(b)           in its sole and absolute discretion, the Administrator may provide prior to the occurrence of a Change in Control either (i) that the Option shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Options covering the stock of any successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, or (ii) that the participant shall receive in cash the value of the vested Options (less the exercise price and tax withholding thereon) in exchange for the surrender of such Option.

Article VII.             Restrictions.

The Stock acquired upon exercise of an Option shall be subject to the terms, conditions and restrictions set forth in either the Investor Rights Agreement attached hereto as Exhibit A (the “Investors Agreement”) or the Stockholders Agreement attached hereto as Exhibit B (the “Stockholders Agreement”) or such other investors agreement or stockholders agreement as the Company may require from time to time.  By exercise of the Option, the holder thereof shall be deemed to have consented to be bound by the terms, conditions and restrictions set forth in the Investors Agreement or Stockholders Agreement, as applicable, and to become a signatory thereto.

Article VIII.           General Provisions.

Section 8.01           Certificates.  The Company may choose to evidence the Stock in book entry form or by certificates. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable federal, state or foreign securities law.

Section 8.02           No Transferability.  No Option shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution, and during the life of a participant, an Option shall be exercisable, and any elections with respect to an Option may be made, only by the participant or participant’s guardian or legal representative.  Notwithstanding the foregoing provisions of this Section 8.02, the Administrator may provide that Options may be transferred to Immediate Family; provided, however, that any such transfer is without payment of any consideration whatsoever, that no such transfer shall be valid unless first approved by the Administrator, acting in its sole discretion, and that any Option so transferred shall remain subject to the terms and conditions of the Option Agreement.  The Administrator may require the participant to give the Company prompt notice of any disposition of shares of Stock, acquired by exercise of an Incentive Stock Option within two years from the date of granting such option or one year after the transfer of such shares to such participant.  The Administrator may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

Section 8.03           Right of First Refusal.  At the time of grant, the Administrator may provide in connection with any Option that the shares of Stock received as a result of the exercise of such Option shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock or at such other price as may be set forth in the applicable Option Agreement, subject to such other terms and conditions as the Administrator may specify at the time of grant.

Section 8.04           Non-Competition.  The Administrator may condition the grant of an Option or the Administrator’s discretionary waiver of a forfeiture or vesting acceleration at the time of Termination of a participant holding any unexercised Option upon a requirement that such participant agree to and actually (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available, unless such participant shall have died, for consultations at the request of the Company’s management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Administrator may determine.

Section 8.05           Regulatory Compliance.  Each Option granted under the Plan shall be subject to the condition that, if at any time the Administrator shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement or representations by the participant with respect thereto, is necessary or desirable, then such Option shall not be exercisable in whole or in part unless such listing, registration, qualification, consent, approval, agreement or representations shall have been effected or obtained free of any conditions not acceptable to the Administrator.

Section 8.06           Rights as Stockholder.  A participant shall have no rights as a stockholder with respect to any shares covered by an Option until the Option is exercised and the participant has received such shares.

Section 8.07           Beneficiary Designation.  The Administrator, in its sole discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

Section 8.08           No Employment Rights.  The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment of any employee at any time.

Section 8.09           Rule 16b-3.  Notwithstanding any provision of the Plan, the Plan shall always be administered, and Options shall always be granted and exercised, in such a manner as to conform to the provisions of Rule 16b-3, unless the Administrator determines that Rule 16b-3 is not applicable to the Plan at the time of such administration, grant or exercise.

Section 8.10           Governing Law.  The Plan and all Options shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 8.11           Use of Proceeds.  All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

Section 8.12           Assumption by Successor.  The obligations of the Company under the Plan and under any outstanding Option may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of “Company.”

Section 8.13           Section 409A.  To the extent that the Administrator determines that any Option granted under the Plan is subject to Section 409A of the Code, the option agreement evidencing such grant shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and all Option agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of this Plan the Administrator determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Plan), the Administrator may adopt such amendments to the Plan and the applicable Option agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Article IX.              Amendments and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Option without the participant’s consent.  In addition, to the extent required for the Plan to comply with Rule 16b-3 or, with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code, an amendment or alteration of the Plan by the Board will be subject to stockholder approval, where such amendment or alteration would:

(a)           except as expressly provided in the Plan, increase the total number of shares reserved for issuance under the Plan;

(b)           change the class of employees, directors, consultants and independent contractors eligible to participate in the Plan; or

(c)           materially increase the benefits accruing to participants under the Plan.

The Board of Directors may, at any time without stockholder approval, amend the Plan and the terms of any Option outstanding under the Plan, if the Administrator determines that Rule 16b-3 is applicable to the Plan, to comply with Rule 16b-3 and provided further, that with respect to outstanding Options, the participant consents to such amendment.

Article X.               Effective Date and Term of Plan.

Section 10.01         Effective Date.  The Plan shall be effective on the date it is adopted by the Board but all Options shall be conditioned upon approval of the Plan by the holders of a majority of the voting power of the Company within one year of the effective date of the Plan.

Section 10.02         Term of Plan.  No Option shall be granted on or after August 18, 2016 but Options granted prior to August 18, 2016 may extend beyond that date.